Exhibit 99.1

NEWS RELEASE

CONTACT: Sara Grootwassink Chief Financial Officer Direct Dial: 301-255-0820 E-Mail: sgrootwassink@writ.com	6110 Executive Blvd., Suite 800 Rockville, Maryland 20852 Tel 301-984-9400 Fax 301-984-9610 www.writ.com

Newspaper Quote: WRIT

Page 1 of 6	FOR IMMEDIATE RELEASE	April 19, 2005

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES RESULTS FOR

THE QUARTER ENDED MARCH 31, 2005

Washington Real Estate Investment Trust (WRIT) reported the following results today:

	Q1 2005	Q1 2004
Net Income Per Share	$1.01	$0.27
Funds from Operations (“FFO”) Per Share	$0.49	$0.51

•	First quarter 2005 Net Income per fully diluted share was $1.01, compared to $0.27 in the first quarter 2004. The 274% increase in Net Income per fully diluted share is due primarily to the $32.1 million gain on the sale of three properties in February 2005 ($0.76 per fully diluted share), offset somewhat by the increase in depreciation expense ($0.02 per fully diluted share) driven primarily by the properties acquired in 2004, higher real estate expenses ($0.01 per fully diluted share) driven by higher utility costs, and additional general & administrative expense ($0.02 per fully diluted share).

•	Funds from Operations (“FFO”) per fully diluted share, a non-GAAP financial measure, for the first quarter 2005 was $0.49, representing a 3.9% decrease over FFO per fully diluted share of $0.51 in the first quarter of 2004 due to the factors discussed above.

A reconciliation of net income to funds from operations is provided on the attached income statement.

Edmund B. Cronin, Jr., Chairman, President and CEO, stated, “During this quarter the net operating income from the Industrial, Multi-family and Retail sectors of our portfolio on a comparative basis to the first quarter of 2004 has exhibited positive growth. The Office sector is the laggard but that market continues to improve.”

Company Information

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington/Baltimore metropolitan region. WRIT owns a diversified portfolio of 67 properties consisting of 12 retail centers, 27 office properties, 19 industrial properties and 9 multifamily properties.

WRIT’s dividends have increased every year for 34 consecutive years. WRIT’s FFO per share has increased every year for 32 consecutive years. WRIT shares are publicly traded on the New York Stock Exchange (symbol: WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at 301-984-9400.

Certain statements in this press release and the supplemental disclosures attached hereto are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions, the timing and pricing of lease transactions and changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2004 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

		Three Months Ended March 31,
OPERATING RESULTS		2005	2004
Revenue
Real estate rental revenue		$45,387	$42,264
Other income		114	65

		45,501	42,329

Expenses
Real estate expenses		(14,205)	(12,641)
Interest expense		(8,588)	(8,575)
Depreciation and amortization		(10,565)	(9,424)
General and administrative		(2,232)	(1,229)

		(35,590)	(31,869)

Income from continuing operations		9,911	10,460
Discontinued operations:
Income from operations of properties sold or held for sale		234	842
Gain on property disposed		32,089	—

Net Income		$42,234	$11,302

Income from continuing operations		$9,911	$10,460
Continuing operations real estate depreciation and amortization		10,565	9,424

Funds from continuing operations		20,476	19,884

Income from discontinued operations before gain on disposal		234	842
Discontinued operations real estate depreciation and amortization		—	448

Funds from discontinued operations		234	1,290

Funds from operations(1)		$20,710	$21,174

Accretive:
Tenant improvements (3)		(1,805)	(2,792)
Leasing commissions capitalized (4)		(1,063)	(633)
Non-Accretive:
Recurring capital improvements		(2,192)	(1,428)
Straight-line rents, net		(697)	(565)
Rent abatement amortization		336	300
Non real estate depreciation & amortization		407	448
Amortization of lease intangibles		50	(65)

Funds Available for Distribution(2)		$15,746	$16,439

Per Share Data
Income from continuing operations	(Basic)	$0.24	$0.25
	(Diluted)	$0.24	$0.25
Net income	(Basic)	$1.01	$0.27
	(Diluted)	$1.01	$0.27
Funds from continuing operations	(Basic)	$0.49	$0.48
	(Diluted)	$0.49	$0.48
Funds from operations	(Basic)	$0.49	$0.51
	(Diluted)	$0.49	$0.51
Dividends paid		$0.3925	$0.3725
Weighted average shares outstanding		41,866	41,572
Fully diluted weighted average shares outstanding		42,015	41,820

(1)	Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

(2)	Funds Available for Distribution (“FAD”) is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization and (4) non-cash rent abatement amortization, and adding or subtracting amortization of lease intangibles, as appropriate. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

(3)	Tenant improvements for the three months ended March 31, 2004 include payments to one tenant of $1.1 million.

(4)	Leasing commissions capitalized for the three months ended March 31, 2005 include payments totaling $0.5 million for the execution of World Bank leases at 1776 G Street expanding (for an additional 88,000 square feet of office space) and extending (61,000 square feet of office space) the tenant’s space through 2010. The balance of the commission will be paid in the fourth quarter of 2005 when the tenant takes occupancy of the space.

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2005	December 31, 2004
Assets
Land	$223,407	$210,647
Building	949,905	906,228

Total real estate, at cost	1,173,312	1,116,875
Accumulated depreciation	(210,849)	(201,758)

Total investment in real estate, net	962,463	915,117
Investment in real estate held for sale, net	—	34,158
Cash and cash equivalents	5,491	5,562
Restricted cash	12,515	388
Rents and other receivables, net of allowance for doubtful accounts of $2,561 and $2,605, respectively	21,365	21,423
Prepaid expenses and other assets	34,997	35,066
Other assets related to properties held for sale	—	679

Total Assets	$1,036,831	$1,012,393

Liabilities
Accounts payable and other liabilities	$23,285	$22,586
Advance rents	5,551	5,108
Tenant security deposits	5,990	5,784
Other liabilities related to properties held for sale	—	848
Mortgage notes payable	197,775	173,429
Lines of credit/short-term note payable	90,500	117,000
Notes payable	320,000	320,000

Total Liabilities	643,101	644,755

Minority interest	1,642	1,629

Shareholders’ Equity
Shares of beneficial interest, $.01 par value; 100,000 shares authorized: 42,004 and 42,000 shares issued and outstanding, respectively	420	420
Additional paid-in capital	405,119	405,029
Distributions in excess of net income	(9,796)	(35,544)
Less: Deferred compensation on restricted shares	(3,655)	(3,896)

Total Shareholders’ Equity	392,088	366,009

Total Liabilities and Shareholders’ Equity	$1,036,831	$1,012,393

Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Occupancy Levels by Core Portfolio(1) and All Properties

	Core Portfolio		All Properties
	1st QTR 2005	1st QTR 2004	1st QTR 2005	1st QTR 2004
Sector
Multifamily	92.3%	88.6%	92.3%	88.6%
Office Buildings	88.6%	91.2%	88.3%	89.1%
Retail Centers	96.4%	94.4%	96.4%	94.4%
Industrial/Flex Centers	94.6%	91.4%	95.0%	91.5%

Overall Portfolio	91.2%	91.2%	91.1%	90.0%

(1)	Core portfolio properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q1 2005 and Q1 2004, core portfolio properties exclude 8880 Gorman Road, Shady Grove Medical Village II, 8301 Arlington Boulevard, Dulles Business Park, Frederick Crossing, 8230 Boone Boulevard, Tycon Plaza II, Tycon Plaza III, and 7700 Leesburg Pike.

2005 Acquisition Summary

	Acquisition Date	Square Feet	Leased Sq. Ft. at Acquisition	Leased Percentage at Acquisition	March 31, 2005 Leased Percentage	Investment
Frederick Crossing Shopping Center	3/23/2005	294,724	294,724	100.0%	100.0%	$45,100,000

Subsequent Event

On April 8, 2005, WRIT acquired the Coleman Building in Chantilly, Virginia for $10 million, completing its acquisition of the Dulles Business Park portfolio. Coleman is a single-story flex/warehouse building consisting of 59,767 rentable square feet and a surface parking lot with 228 spaces. The property is 64% leased to a single tenant with 21,539 square feet available.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Conference Call Information

WRIT will conduct a Conference/Webcast Call to discuss 1st Quarter results on Wednesday, April 20, 2005 at 11:00 AM, Eastern Time. Conference call access information is as follows:

USA Toll Free Number:	1-800-271-8857
International Toll Number:	1-706-679-7697
Leader:	Sara Grootwassink
Conference ID:	5244267

The instant replay of the Conference Call will be available until May 4, 2005 at 11:59 PM Eastern Time. Instant Replay access information is as follows:

USA Toll Free Number:	1-800-642-1687
International Toll Number:	1-706-645-9291
Conference ID:	5244267

The live on-demand webcast of the Conference Call will also be available on WRIT’s website at www.writ.com. The on-line playback of the webcast will be available at www.writ.com for 30 days following the Conference Call.